  Business Entity - Filing Acknowledgement 05/15/2023 Work Order Item Number: W2023051200959-2904076 Filing Number: 20233196581 Filing Type: Withdrawal of Designation Filing Date/Time: 5/12/2023 10:39:00 AM Filing Page(s): 1 Indexed Entity Information: Entity ID:  C30388-2003 Entity Name:  TROIKA MEDIA GROUP, INC. Entity Status:  Active Expiration Date:  None Commercial Registered Agent INCORP SERVICES, INC. 3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA   FRANCISCO V. AGUILAR Secretary of State     GABRIEL DI CHIARA Chief Deputy   STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888             The attached document(s) were filed with the Nevada Secretary of  State, Commercial  Recording Division. The filing date and time  have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to  reference this document in the future.                       Respectfully,  FRANCISCO V. AGUILAR            Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Certified Copy 5/15/2023 8:41:10 AM Work Order Number: W2023051200959 Reference Number: 20233196585 Through Date: 5/15/2023 8:41:10 AM Corporate Name: TROIKA MEDIA GROUP, INC. The undersigned filing officer hereby certifies that the attached copies are true and exact  copies of all requested statements and related subsequent documentation filed with the   Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20233196581 Withdrawal of Designation 1       Certified By: Becky Skretta Certificate Number: B202305153651482 You may verify this certificate  online at  http://www.nvsos.gov Respectfully, FRANCISCO V. AGUILAR  Nevada Secretary of State   FRANCISCO V. AGUILAR Secretary of State     GABRIEL DI CHIARA Chief Deputy   STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number C30388-2003 Filing Number 20233196581 Filed On 5/12/2023 10:39:00 AM Number of Pages 1